

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of Commercial Net Lease Realty, Inc. at December 31, 1997, and its statement of earnings for the year then ended and is qualified in its entirety by reference to the Form 10-K of Commercial Net Lease Realty, Inc. for the year ended December 31, 1997.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       2,160,000
<SECURITIES>                                         0
<RECEIVABLES>                                  527,000
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     413,274,000
<DEPRECIATION>                              12,297,000
<TOTAL-ASSETS>                             537,014,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       280,000
<OTHER-SE>                                 361,864,000
<TOTAL-LIABILITY-AND-EQUITY>               537,014,000
<SALES>                                              0
<TOTAL-REVENUES>                            50,135,000
<CGS>                                                0
<TOTAL-COSTS>                                9,025,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          11,478,000
<INCOME-PRETAX>                             30,385,000
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         30,385,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                30,385,000
<EPS-PRIMARY>                                     1.26
<EPS-DILUTED>                                     1.25

<F1>Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet, therefore, no values are shown above for current assets and current liabilities.




